FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Second Quarter Results
Broad-based growth and continued focus on productivity drives quarterly earnings increase of 20 percent

PITTSBURGH, July 24, 2019 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2019.

Quarterly Highlights

•	Revenue was $350 million, increasing 3 percent from a year ago on a reported basis and 5 percent on a constant currency basis.

•
GAAP operating income increased 16 percent to $54 million or 15.6 percent of sales, compared to $47 million or 13.8 percent of sales in the same period a year ago. Adjusted operating income increased 11 percent to $64 million or 18.4 percent of sales, compared to $58 million or 17.1 percent of sales in the same period a year ago, driven by gross margin expansion and operating expense leverage.

•
GAAP earnings increased 20 percent to $40 million or $1.01 per diluted share, compared to $33 million or $0.85 per diluted share in the same period a year ago. Adjusted earnings increased 15 percent to $48 million or $1.22 per diluted share, compared to $41 million or $1.07 per diluted share in the same period a year ago.

•
MSA deployed $33 million of capital for the acquisition of California-based Sierra Monitor Corporation and funded a $16 million dividend on common stock. The dividend reflects an 11 percent increase per share from the previous quarterly dividend, continuing the company’s long history of raising its dividend annually for more than 50 consecutive years.

(more)

Comments from Management

“The growth across substantially all of our core product areas and incremental margins that continue to exceed 40 percent were clear highlights in the quarter. This performance reflects both the favorable returns being generated by our new product development investments as well as our ongoing focus on improving productivity,” said Nish Vartanian, MSA President and CEO. “Revenue increased five percent in the quarter, and our team was able to convert that increase into 15 percent adjusted earnings growth,” he added. Mr. Vartanian noted that MSA's profitability improvements continue to be driven by an ongoing focus on delivering customer-driven innovation and efficiency improvement programs across MSA’s global footprint.

MSA's sales vitality index - which measures the percentage of revenue from products introduced within the past five years - is approximately 35 percent. “Our fastest growing core products in the quarter were gas detection and fall protection. These are also the areas where we've seen the most meaningful improvements in sales vitality," Mr. Vartanian commented. In particular, he cited the company's new X5000 and S5000 Gas Monitors and the recently launched V-Series line of fall protection harnesses, all of which were key contributors to the company’s second quarter performance.

“With a strong balance sheet and healthy backlog headed into the second half of 2019, we remain well positioned and committed to investing in the products, technology and talent we know are key to long-term value creation for all of the many stakeholders of MSA," Mr. Vartanian concluded.

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$349,675	$339,331	$675,713	$665,225
Cost of products sold	188,591	185,495	364,647	364,050
Gross profit	161,084	153,836	311,066	301,175

Selling, general and administrative	84,009	81,962	162,437	162,213
Research and development	14,256	13,909	27,962	26,456
Restructuring charges	3,522	2,335	9,353	7,609
Currency exchange losses, net (a)	1,290	815	18,251	2,823
Product liability expense	3,529	8,018	6,425	10,842
Operating income	54,478	46,797	86,638	91,232

Interest expense	4,470	5,181	6,830	9,962
Other income, net	(3,342)	(1,701)	(5,921)	(4,041)
Total other expense, net	1,128	3,480	909	5,921

Income before income taxes	53,350	43,317	85,729	85,311
Provision for income taxes	13,238	9,896	22,241	19,401
Net income	40,112	33,421	63,488	65,910
Net income attributable to noncontrolling interests	(306)	(242)	(450)	(360)
Net income attributable to MSA Safety Incorporated	$39,806	$33,179	$63,038	$65,550

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$1.03	$0.86	$1.63	$1.71
Diluted	$1.01	$0.85	$1.61	$1.69

Basic shares outstanding	38,663	38,327	38,602	38,272
Diluted shares outstanding	39,160	38,903	39,124	38,841

(a) Year-to-date currency exchange losses includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

(more)

MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$111,511	$140,095
Trade receivables, net	256,666	245,032
Inventories	187,779	156,602
Notes receivable, insurance companies	3,616	3,555
Other current assets	128,062	111,339
Total current assets	687,634	656,623

Property, net	158,047	157,940
Operating lease assets, net	50,935	—
Prepaid pension cost	64,987	57,568
Goodwill	433,156	413,640
Notes receivable, insurance companies, noncurrent	56,724	56,012
Insurance receivable, noncurrent	49,933	56,866
Other noncurrent assets	212,440	209,363
Total assets	$1,713,856	$1,608,012

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,127	$20,063
Accounts payable	73,264	78,367
Other current liabilities	164,126	183,630
Total current liabilities	257,517	282,060

Long-term debt, net	378,380	341,311
Pensions and other employee benefits	168,340	166,101
Noncurrent operating lease liabilities	40,710	—
Deferred tax liabilities	10,986	7,164
Product liability and other noncurrent liabilities	166,776	171,857
Total shareholders' equity	691,147	639,519
Total liabilities and shareholders' equity	$1,713,856	$1,608,012

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income	$40,112	$33,421	$63,488	$65,910
Depreciation and amortization	9,466	9,536	18,792	19,207
Change in working capital and other operating	(13,250)	5,072	(44,735)	(19,735)
Cash flow from operating activities	36,328	48,029	37,545	65,382

Capital expenditures	(8,628)	(5,571)	(13,525)	(8,812)
Acquisition, net of cash acquired	(33,196)	—	(33,196)	—
Change in short-term investments	1,639	—	(17,302)	—
Property disposals	69	3,001	81	3,059
Cash flow used in investing activities	(40,116)	(2,570)	(63,942)	(5,753)

Change in debt	22,973	(32,884)	37,064	(42,285)
Cash dividends paid	(16,282)	(14,591)	(30,934)	(27,981)
Other financing	(1,410)	2,563	(7,391)	738
Cash flow from (used in) financing activities	5,281	(44,912)	(1,261)	(69,528)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,236	(9,493)	(985)	(8,130)

Increase (decrease) in cash, cash equivalents and restricted cash	$3,729	$(8,946)	$(28,643)	$(18,029)

(more)

MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2019
Sales to external customers	$231,389	$118,286	$—	$349,675
Operating income				54,478
Operating margin %				15.6%
Restructuring charges				3,522
Currency exchange losses, net				1,290
Product liability expense				3,529
Strategic transaction costs				1,529
Adjusted operating income (loss)	57,689	15,072	(8,413)	64,348
Adjusted operating margin %	24.9%	12.7%		18.4%
Depreciation and amortization				9,466
Adjusted EBITDA	63,842	18,288	(8,316)	73,814
Adjusted EBITDA %	27.6%	15.5%		21.1%

Three Months Ended June 30, 2018
Sales to external customers	$215,339	$123,992	$—	$339,331
Operating income				46,797
Operating margin %				13.8%
Restructuring charges				2,335
Currency exchange losses, net				815
Product liability expense				8,018
Strategic transaction costs				58
Adjusted operating income (loss)	49,838	15,853	(7,668)	58,023
Adjusted operating margin %	23.1%	12.8%		17.1%
Depreciation and amortization				9,536
Adjusted EBITDA	55,894	19,233	(7,568)	67,559
Adjusted EBITDA %	26.0%	15.5%		19.9%

(more)

	Americas	International	Corporate	Consolidated
Six Months Ended June 30, 2019
Sales to external customers	$445,076	$230,637	$—	$675,713
Operating income				86,638
Operating margin %				12.8%
Restructuring charges				9,353
Currency exchange losses, net				18,251
Product liability expense				6,425
Strategic transaction costs				1,985
Adjusted operating income (loss)	112,492	26,112	(15,952)	122,652
Adjusted operating margin %	25.3%	11.3%		18.2%
Depreciation and amortization				18,792
Adjusted EBITDA	124,742	32,459	(15,757)	141,444
Adjusted EBITDA %	28.0%	14.1%		20.9%

Six Months Ended June 30, 2018
Sales to external customers	$424,468	$240,757	$—	$665,225
Operating income				91,232
Operating margin %				13.7%
Restructuring charges				7,609
Currency exchange losses, net				2,823
Product liability expense				10,842
Strategic transaction costs				152
Adjusted operating income (loss)	99,924	28,631	(15,897)	112,658
Adjusted operating margin %	23.5%	11.9%		16.9%
Depreciation and amortization				19,207
Adjusted EBITDA	112,119	35,441	(15,695)	131,865
Adjusted EBITDA %	26.4%	14.7%		19.8%
The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	—%	5%	(2)%	3%	11%	21%	5%	(9)%	3%
Plus: Currency translation effects	2%	1%	2%	2%	2%	4%	2%	3%	2%
Constant currency sales change	2%	6%	—%	5%	13%	25%	7%	(6)%	5%

	Six Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	—%	1%	—%	(1)%	5%	19%	3%	(8)%	2%
Plus: Currency translation effects	3%	2%	3%	3%	3%	5%	3%	4%	2%
Constant currency sales change	3%	3%	3%	2%	8%	24%	6%	(4)%	4%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	3%	(2)%	5%	18%	24%	8%	3%	7%
Plus: Currency translation effects	1%	1%	1%	1%	—%	1%	1%	1%	1%
Constant currency sales change	9%	4%	(1)%	6%	18%	25%	9%	4%	8%

	Six Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	6%	2%	(1)%	(1)%	10%	26%	5%	2%	5%
Plus: Currency translation effects	—%	—%	2%	1%	—%	1%	1%	2%	1%
Constant currency sales change	6%	2%	1%	—%	10%	27%	6%	4%	6%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(15)%	9%	—%	(2)%	2%	18%	(1)%	(21)%	(5)%
Plus: Currency translation effects	5%	6%	6%	6%	6%	7%	5%	4%	6%
Constant currency sales change	(10)%	15%	6%	4%	8%	25%	4%	(17)%	1%

	Six Months Ended June 30, 2019
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(9)%	(2)%	5%	—%	—%	11%	(1)%	(18)%	(4)%
Plus: Currency translation effects	6%	6%	7%	7%	6%	7%	6%	5%	6%
Constant currency sales change	(3)%	4%	12%	7%	6%	18%	5%	(13)%	2%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

(more)

MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2019
	Consolidated	Americas	International
Fall Protection	25%	25%	25%
Fixed Gas and Flame Detection	13%	18%	8%
Firefighter Helmets and Protective Apparel	6%	4%	15%
Portable Gas Detection	5%	6%	4%
Breathing Apparatus	2%	9%	(10)%
Industrial Head Protection	—%	(1)%	6%
Core Sales	7%	9%	4%

Non-Core Sales	(6)%	4%	(17)%

Net Sales	5%	8%	1%

	Six Months Ended June 30, 2019
	Consolidated	Americas	International
Fall Protection	24%	27%	18%
Fixed Gas and Flame Detection	8%	10%	6%
Firefighter Helmets and Protective Apparel	3%	2%	4%
Portable Gas Detection	2%	—%	7%
Breathing Apparatus	3%	6%	(3)%
Industrial Head Protection	3%	1%	12%
Core Sales	6%	6%	5%

Non-Core Sales	(4)%	4%	(13)%

Net Sales	4%	6%	2%

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change

Net income attributable to MSA Safety Incorporated	$39,806	$33,179	20%	63,038	65,550	(4)%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		15,359	—
Tax expense (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	429	(962)		(1,993)	(1,875)
Subtotal	40,235	32,217	25%	76,404	63,675	20%

Product liability expense	3,529	8,018		6,425	10,842
Restructuring charges	3,522	2,335		9,353	7,609
Strategic transaction costs	1,529	58		1,985	152
Currency exchange losses, net	1,290	815		2,892	2,823
Asset related losses, net	208	1,131		233	1,148
Income tax expense on adjustments	(2,439)	(3,102)		(5,034)	(5,621)
Adjusted earnings	$47,874	$41,472	15%	$92,258	$80,628	14%

Adjusted earnings per diluted share	$1.22	$1.07	14%	$2.36	$2.08	13%

(a) Included in Currency exchange losses, net on the Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

(more)

About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2018 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2019. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

# # #